EXHIBIT 99.1

ANSYS, Inc. Starts 2008 With Record First Quarter Results

Company Raises 2008 Outlook

SOUTHPOINTE, Pa., May 1, 2008 (PRIME NEWSWIRE) -- ANSYS, Inc. (Nasdaq:ANSS), a global innovator of simulation software and technologies designed to optimize product development processes, today announced a new Company record for first quarter non-GAAP operating results.

"ANSYS is off to a strong start in 2008, as evidenced by our record first quarter financial performance. As our products and solutions continue to gain traction, adoption levels continue to increase. Customers are realizing the value our expanded portfolio of advanced technologies can provide. These are certainly exciting times at ANSYS, with continued record performance, the recent announcement of our signing a definitive agreement to purchase Ansoft Corporation, and the continued execution of our long-term strategic vision," stated Jim Cashman, ANSYS President and CEO. "I am very proud of the ANSYS team for delivering another solid quarter, while at the same time planning and finalizing the logistics related to the upcoming closing of the Ansoft acquisition, which is currently anticipated to occur during the second quarter."

ANSYS' first quarter 2008 financial results are presented below. The non-GAAP results exclude the income statement effects of stock-based compensation and acquisition-related amortization of intangible assets. The 2007 non-GAAP results also exclude the effects of purchase accounting adjustments to deferred revenue. Non-GAAP and GAAP results reflect:

 * Total revenue of $109.5 million in the first quarter of 2008 as compared to total non-GAAP revenue of $89.6 million and total GAAP revenue of $87.9 million in the first quarter of 2007;
 * A non-GAAP operating profit margin of 47.3% in the first quarter of
   2008 as compared to 42.6% in the first quarter of 2007; a GAAP operating profit margin of 38.2% in the first quarter of 2008 as compared to 30.5% in the first quarter of 2007;
 * Non-GAAP net income of $32.5 million in the first quarter of 2008 as compared to $23.5 million in the first quarter of 2007; GAAP net income of $25.9 million in the first quarter of 2008 as compared to
   GAAP net income of $16.2 million in the first quarter of 2007; and
 * Non-GAAP diluted earnings per share of $0.40 in the first quarter of 2008 as compared to $0.29 in the first quarter of 2007; GAAP diluted earnings per share of $0.32 in the first quarter of 2008 as compared to GAAP diluted earnings per share of $0.20 in the first quarter of 2007.

The Company's GAAP results reflect stock-based compensation charges of approximately $2.8 million ($2.2 million after tax) or $0.03 diluted earnings per share for the first quarter of 2008.

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2008 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures, for the three months ended March 31, 2008 and 2007, and for the 2008 financial outlook, are included in the condensed financial information included in this release.

Continuing his comments, Cashman noted, "ANSYS delivered another outstanding quarter highlighted by strong revenue growth and operating margins. Looking ahead, as a result of our solid first quarter results, combined with our second quarter and beyond visibility, we are increasing our outlook for the year. We believe we are well positioned to leverage our extensive customer base, strategic vision, technology leadership, and solid business model, to drive continued growth and momentum during the remainder of 2008."

Management's Remaining 2008 Financial Outlook

The Company has provided its 2008 revenue and earnings per share guidance below. The earnings per share guidance is provided on both a GAAP basis and a non-GAAP basis. Non-GAAP diluted earnings per share excludes charges for stock-based compensation and acquisition-related amortization of intangible assets.

As required by SFAS No. 123R and guidance issued by the Securities and Exchange Commission, the Company records expenses and tax benefits related to stock-based compensation. As a result, the GAAP estimates for earnings per share provided below reflect the anticipated impact of stock-based compensation. The Company issues both nonqualified and incentive stock options; however, incentive stock options comprise a significant portion of outstanding stock options. The tax benefits associated with incentive stock options are unpredictable, as they are predicated upon an award recipient triggering an event that disqualifies the award and which then results in a tax deduction to the Company. GAAP requires that these tax benefits be recorded at the time of the triggering event. The triggering events for each option holder are not easily projected. In order to estimate the tax benefit related to incentive stock options, the Company makes many assumptions and estimates, including the number of incentive stock options that will be exercised during the period by U.S. employees, the number of incentive stock options that will be disqualified during the period and the fair market value of the Company's stock price on the exercise dates. Each of these items is subject to significant uncertainty. Additionally, a significant portion of the tax benefits related to disqualified incentive stock options is accounted for as an increase to equity (additional paid-in capital) rather than as a reduction in income tax expense. Although all such benefits continue to be realized through the Company's tax filings, this accounting treatment has the effect of increasing tax expense and reducing net income. For example, the Company realized a tax benefit of $670,000 during the first quarter of 2008 related to disqualified incentive stock options; however, only $65,000 of such amount was recorded as a reduction in income tax expense. Because there are significant limitations in estimating the impact of SFAS No. 123R, including those discussed above, the actual impact of stock-based compensation on GAAP earnings per share may differ materially from the estimated amounts included in the guidance below.

Second Quarter 2008 Guidance - Excluding future results attributable to the acquisition of Ansoft Corporation The Company currently expects the following for the quarter ending June 30, 2008:

 * GAAP revenue in the range of $109 - $111 million
 * GAAP diluted earnings per share of $0.28 - $0.29
 * Non-GAAP diluted earnings per share of $0.36 - $0.37

Fiscal Year 2008 Guidance - Excluding future results attributable to the acquisition of Ansoft Corporation

The Company currently expects the following for the fiscal year ending December 31, 2008:

 * GAAP revenue in the range of $448 - $452 million
 * GAAP diluted earnings per share of $1.19 - $1.25
 * Non-GAAP diluted earnings per share of $1. 54 - $1.57

Non-GAAP diluted earnings per share is a supplemental financial measure and should not be considered as a substitute for, or superior to, diluted earnings per share determined in accordance with GAAP.

Conference Call Information

ANSYS will hold a conference call at 10:30 a.m. Eastern Time on May 1, 2008 to discuss first quarter results. To participate in the live conference call, dial 888-802-2266 (U.S. & Canada) or 913-312-1267 (Int'l) and enter the passcode "ANSYS" or "26797". The call will be recorded and a replay will be available approximately two hours after the call ends. The replay will be available for one week by dialing 888-203-1112 or 719-457-0820 and entering the passcode "ANSYS" or "26797". The archived webcast can be accessed, along with other financial information, on ANSYS' website at http://www.ansys.com/corporate/investors.asp.

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non- GAAP financial information. Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Purchase accounting for deferred revenue. As announced on May 1, 2006, ANSYS acquired Fluent Inc. in a series of mergers. In accordance with the fair value provisions of EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree," acquired deferred revenue of approximately $31.5 million was recorded on the opening balance sheet, which was approximately $20.1 million lower than the historical carrying value. Although this purchase accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP software license revenue primarily for the first twelve months post-acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has provided non-GAAP financial measures which exclude the impact of the purchase accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) to compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangibles from acquisitions and its related tax impact. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization of software and acquired technology, and amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses, cost of maintenance and service, research and development expense and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability as it relates to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review on a period-to-period basis each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that the non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

 GAAP Reporting Measure      Non-GAAP Reporting Measure

 Revenue                     Non-GAAP Revenue
 Operating Profit            Non-GAAP Operating Profit
 Operating Profit Margin     Non-GAAP Operating Profit Margin
 Net Income                  Non-GAAP Net Income
 Diluted Earnings Per Share  Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. The Company focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost-conscious product development, from design concept to final-stage testing and validation. The Company and its global network of channel partners provide sales, support and training for customers. Headquartered in Canonsburg, Pennsylvania, U.S.A., with more than 40 strategic sales locations throughout the world, ANSYS, Inc. and its subsidiaries employ approximately 1,400 people and distribute ANSYS products through a network of channel partners in over 40 countries. Visit www.ansys.com for more information.

The ANSYS, Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=4883

Important Additional Information to be Filed with the SEC

In connection with the merger, ANSYS filed with the SEC a registration statement on Form S-4, which includes a prospectus/proxy statement of ANSYS and Ansoft and other relevant materials in connection with the proposed transactions. Investors and security holders of ANSYS and Ansoft are urged to read the prospectus/proxy statement and the other relevant material because they will contain important information about ANSYS, Ansoft and the proposed transaction. The prospectus/proxy statement and other relevant materials, and any and all documents filed by ANSYS or Ansoft with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by ANSYS by directing a written request to ANSYS, Inc., Southpointe, 275 Technology Drive, Canonsburg, Pennsylvania 15317, Attention: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Ansoft by directing a written request to Ansoft Corporation, 225 West Station Square Drive, Suite 200, Pittsburgh, PA 15219, Attention: Investor Relations. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROSPECTUS/PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

ANSYS, Ansoft and their respective executive officers, directors and trustees may be deemed to be participants in the solicitation of proxies from the security holders of Ansoft in connection with the merger. Information about the executive officers and directors of ANSYS and their ownership of ANSYS common stock is set forth in the proxy statement for ANSYS' 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 9, 2007. Information about the executive officers and directors of Ansoft and their ownership of Ansoft common stock is set forth in the proxy statement for Ansoft's 2007 Annual Meeting of Stockholders, which was filed with the SEC on July 26, 2007. Investors and security holders may obtain additional information regarding the direct and indirect interests of ANSYS, Ansoft and their respective executive officers, directors and trustees in the merger by reading the prospectus/proxy statement referred to above.

Forward Looking Information

Certain statements contained in the press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the second quarter and fiscal year 2008 (both GAAP and non-GAAP, as applicable, to exclude purchase accounting for deferred revenue, acquisition-related amortization and stock-based compensation expense), statements about management's views concerning the Company's prospects in the remainder of 2008 and subsequent years, including statements about the Company's products and solutions gaining traction and adoption levels increasing, statements and projections relating to the impact of stock-based compensation, statements regarding management's use of non-GAAP financial measures, statements regarding customer reaction to the value of the Company's expanded portfolio and advanced technologies, statements regarding the Company's continued record of performance and continued execution of its long-term strategic vision, statements regarding the Company's second quarter and beyond visibility, statements regarding the Company's ability to leverage its extensive customer base, strategic vision, technology leadership and solid business model to drive continued growth and momentum during the remainder of 2008 and statements regarding the closing of the Ansoft acquisition in the second quarter of 2008 are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties. These include the risk that the acquisition of Ansoft Corporation may not be consummated, the risk that the business of ANSYS and Ansoft may not be combined successfully or such combination may take longer or cost more to accomplish than expected, the risk that the pricing of the senior credit facility will be less favorable than ANSYS anticipates, and the risk that operating costs, customer loss and business disruption following the acquisition of Ansoft may be greater than expected. Additional risks include, but are not limited to, the risk of a general economic downturn in one or more of ANSYS' primary geographic regions, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, risks of problems arising from customer contract cancellations, uncertainties regarding customer acceptance of new products, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, risks that enhancements to the Company's products may not produce anticipated sales, uncertainties regarding fluctuations in quarterly results, including uncertainties regarding the timing of orders from significant customers, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2007 Annual Report and Form 10-K, as amended. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS, ANSYS Workbench, AUTODYN, CFX, FLUENT and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

                      ANSYS, INC. AND SUBSIDIARIES
                    Consolidated Statements of Income
                   (in thousands, except per share data)
                               (Unaudited)

                                                   Three Months Ended
                                                  March 31,  March 31,
                                                    2008       2007
 Revenue:
  Software licenses                               $ 73,636   $ 57,212
  Maintenance and service                           35,909     30,647

    Total revenue                                  109,545     87,859

 Cost of sales:
  Software licenses                                  2,347      2,212
  Amortization of software and
   acquired technology                               5,184      5,342
  Maintenance and service                           13,376     11,326

    Total cost of sales                             20,907     18,880

 Gross profit                                       88,638     68,979

 Operating expenses:
  Selling, general and administrative               28,709     26,891
  Research and development                          15,958     13,072
  Amortization                                       2,170      2,195

    Total operating expenses                        46,837     42,158

 Operating income                                   41,801     26,821

 Interest expense                                     (985)    (1,983)
 Interest income                                     1,596        862
 Other income                                          932         84

 Income before income tax provision                 43,344     25,784

 Income tax provision                               17,490      9,633

 Net income                                       $ 25,854   $ 16,151

 Earnings per share - basic(a):
  Basic earnings per share                        $   0.33   $   0.21
  Weighted average shares - basic                   78,302     77,366

 Earnings per share - diluted(a):
  Diluted earnings per share                      $   0.32   $   0.20
  Weighted average shares - diluted                 81,643     80,734

 (a) The share data and earnings per share data give effect to the two-for-one stock split, applied retroactively, to all periods presented.

                     ANSYS, INC. AND SUBSIDIARIES
                  Reconciliation of Non-GAAP Measures
               For the three months ended March 31, 2008
         (in thousands, except percentages and per share data)
                             (Unaudited)

                                        As                   Non-GAAP
                                     Reported   Adjustments   Results

 Total revenue                       $109,545                $109,545

 Operating income                    $ 41,801   $  9,998(1)  $ 51,799

 Operating profit margin                 38.2%                   47.3%

 Net income                          $ 25,854   $  6,611(2)  $ 32,465

 Earnings per share - diluted:
   Diluted earnings per share        $   0.32                $   0.40
   Weighted average shares - diluted   81,643                  81,643

 (1) Amount represents $7.2 million of amortization expense associated with intangible assets acquired in business acquisitions,
     including amounts primarily related to acquired software,
     customer list and non-compete agreements, and a $2.8 million charge for stock-based compensation.

 (2) Amount represents the impact of the adjustments to operating income referred to in (1) above, adjusted for the related income tax impact of $3.4 million.

                      ANSYS, INC. AND SUBSIDIARIES
                   Reconciliation of Non-GAAP Measures
                For the three months ended March 31, 2007
          (in thousands, except percentages and per share data)
                             (Unaudited)

                                        As                   Non-GAAP
                                     Reported   Adjustments   Results

 Total revenue                       $ 87,859   $  1,760(1)   $89,619

 Operating income                      26,821     11,342(2)    38,163

 Operating profit margin                 30.5%                   42.6%

 Net income                          $ 16,151   $  7,302(3)   $23,453

 Earnings per share - diluted:
 Diluted earnings per share          $   0.20                $   0.29
 Weighted average shares - diluted     80,734                  80,734

 (1) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with
     EITF 01-3, "Accounting in a Business Combination for Deferred
     Revenue of an Acquiree."

 (2) Amount represents $7.4 million of amortization expense associated with intangible assets acquired in business acquisitions,
     including amounts primarily related to acquired software,
     customer list and non-compete agreements, a $2.2 million charge for stock-based compensation, as well as the $1.8 million
     adjustment to revenue as reflected in (1) above.

 (3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $4.0 million.

                       ANSYS, INC. AND SUBSIDIARIES
                  Condensed Consolidated Balance Sheets
                              (in thousands)
                               (Unaudited)
                                               March 31,   December 31,
                                                 2008         2007
 ASSETS:

 Cash & short-term investments                $  201,227   $  171,851
 Accounts receivable, net                         54,978       48,281
 Goodwill                                        454,094      453,689
 Other intangibles, net                          172,080      176,850
 Other assets                                    136,609      118,621

   Total assets                               $1,018,988   $  969,292

 LIABILITIES & STOCKHOLDERS' EQUITY:

 Deferred revenue                             $  148,114   $  122,799
 Long-term debt (including current portion)       48,204       60,146
 Other liabilities                               145,389      145,137
 Stockholders' equity                            677,281      641,210

 Total liabilities & stockholders' equity     $1,018,988   $  969,292

                       ANSYS, INC. AND SUBSIDIARIES
                Reconciliation of Forward-Looking Guidance
                       Quarter Ending June 30, 2008

                                              Earnings Per Share Range
                                                     - Diluted

 U.S. GAAP expectation                             $0.28 - $0.29
 Adjustment to exclude acquisition-related
  amortization                                         $0.05
 Adjustment to exclude stock-based compensation        $0.03

 Non-GAAP expectation                              $0.36 - $0.37

                       ANSYS, INC. AND SUBSIDIARIES
                 Reconciliation of Forward-Looking Guidance
                       Year Ending December 31, 2008

                                              Earnings Per Share Range
                                                     - Diluted

 U.S. GAAP expectation                             $1.19 - $1.25
 Adjustment to exclude acquisition-related
  amortization                                     $0.20 - $0.21
 Adjustment to exclude stock-based
  compensation                                     $0.12 - $0.14

 Non-GAAP expectation                              $1.54 - $1.57

CONTACT: ANSYS, Inc.
         Investors:
         Annette Arribas
           724.514.1782
           annette.arribas@ansys.com
         Media:
         Kelly Wall
           724.514.3076
           kelly.wall@ansys.com